AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2010
REGISTRATION STATEMENT NO. 333-144241

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

Adherex Technologies Inc.
 (Exact name of issuer as specified in its charter)

Canada	20-0442384
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

501 Eastowne Drive, Suite 140, Chapel Hill, North Carolina 27514
 (Address of Principal Executive Offices)     (Zip Code)

ADHEREX TECHNOLOGIES INC. AMENDED AND RESTATED STOCK OPTION PLAN
 (Full title of the plan)

Rostislav Raykov
Chief Executive Officer
Adherex Technologies Inc.
501 Eastowne Drive
Chapel Hill, North Carolina 27715
 (Name and address of agent for service)

(919) 636-4175
 (Telephone number, including area code, of agent for service)

Copies to:
Donald R. Reynolds, Esq.
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
(919) 781-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” (as defined in Rule 12b-2 of the Act).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE:   DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-144241) filed by Adherex Technologies Inc. (the “Company”) with the Securities and Exchange Commission on June 29, 2007 (the “Registration Statement”) pursuant to which the Company registered an aggregate of 14,400,000 shares of its Common Stock, no par value, pursuant to its Amended and Restated Stock Option Plan.

Because the Company is no longer offering securities under the Registration Statement, it is filing this Post-Effective Amendment No. 1 to terminate the Registration Statement and to deregister, as of the date hereof, the securities that remain unsold under the Registration Statement.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on the 29th day of March 2010.

ADHEREX TECHNOLOGIES INC.

By:	/s/ Rostislav Raykov
Rostislav Raykov,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rostislav Raykov	Chief Executive Officer (principal executive officer) and Director	March 29, 2010
Rostislav Raykov

/s/ Robert Andrade	Chief Financial Officer (principal financial and accounting officer) and Director	March 29, 2010
Robert Andrade

/s/ William G. Breen	Director	March 29, 2010
William G. Breen

/s/ Claudio F. Bussandri	Director	March 29, 2010
Claudio F. Bussandri

/s/ Robert W. Butts	Director	March 29, 2010
Robert W. Butts

/s/ Arthur T. Porter	Director	March 29, 2010
Arthur T. Porter

S-1